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                                                                   Exhibit 23(c)



[SUTHERLAND ASBILL & BRENNAN LLP]



                                April 26, 2000



VIA EDGARLINK
-------------

Board of Directors
Sage Life Assurance of America, Inc.
300 Atlantic Street, Suite 302
Stamford, CT 06901

Gentlemen:

We consent to the reference to our firm under the heading "Legal Matters" in Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-77437) for fixed options available under certain deferred variable annuity insurance contracts issued through Sage Life Assurance of America, Inc. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                      SUTHERLAND ASBILL & BRENNAN LLP



                                      /s/   STEPHEN E. ROTH
                                      --------------------------
                                      Stephen E. Roth, Esq.